EXHIBIT 23


                          CONSENT OF INDEPENDENT ACCOUNTANTS

               We  consent  to  the   incorporation  by  reference  in  the
          registration statement of Tampa Electric Company on Form S-3 (File No. 33-61636) of our report dated as of Jan. 17, 1994 on our audits of the financial statements and financial statement schedules of Tampa Electric Company as of Dec. 31, 1993 and 1992 and for the years ended Dec. 31, 1993, 1992, and 1991, which report is included in this Annual Report on Form 10-K.



                                                          COOPERS & LYBRAND
                                               Certified Public Accountants

          Tampa, Florida
          March 28, 1994
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